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                                                                    EXHIBIT  21

                         SUBSIDIARIES OF THE REGISTRANT
                              AS OF MARCH 31, 1997


Phoenix Systems Ltd. (Bermuda)
Phoenix Systems Group, Inc. (Delaware)
Hainan Phoenix Information Systems, Ltd. (China)